UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 16, 2013

Life Stem Genetics Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-183814	80-0832746
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1504 Bay Road, Suite 924, Miami FL		33139
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code 786.222.7673

Miami Days Corp.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws

Item 8.01 Other Items

On September 16, 2013, our board of directors and a majority of our shareholders approved a change of name of our company from Miami Days Corp. to Life Stem Genetics Inc.

In addition to the name change, our board of directors and a majority of our shareholders approved a 13 new for one (1) old forward split of our issued and outstanding shares of common stock and an increase to our authorized capital.  Once effected, our issued and outstanding common stock would increase from 5,355,000 to 69,615,000 shares and our authorized capital would increased from 75,000,000 shares of common stock to 250,000,000 shares of common stock, all with a par value of $0.001.

A Certificate of Amendment to effect the change of name and increase to authorized capital was filed and became effective with the Nevada Secretary of State on September 18, 2013.

These amendments have been reviewed by the Financial Industry Regulatory Authority (FINRA) and have been approved for filing with an effective date of September 20, 2013.

The forward split and name change will become effective with the Over-the-Counter Bulletin Board at the opening of trading on September 20, 2013 under the symbol "MIDYD".  The "D" will be placed on our ticker symbol for 20 business days and our ticker symbol will change to "LIFS".   Our new CUSIP number is 53217Y 103.

Item 9.01 Financial Statements and Exhibits

3.1 Certificate of Amendment filed with the Nevada Secretary of State on September 17, 2013 with an effective date of September 18, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIFE STEM GENETICS INC.

/s/ Gloria Simov
Gloria Simov
President and Director
Date: September 19, 2013